Exhibit 99.1

Helius MEDICAL TECHNOLOGIES

FACT SHEET
March 26, 2018



Developer of the Investigational Portable Neuromodulation Stimulator (PoNS®) Treatment

Helius Medical Technologies is a United States-based medical device company developing and commercializing the PoNS® Treatment platform, a specially patterned stimulation technology with the clinical evidence to treat balance and gait disorders in patients with traumatic brain injury (TBI) and chronic neurological disease. The first targeted application of the PoNS® is for chronic balance deficit due to mild to moderate TBI.



CAP TABLE

TICKERS		**HSM: TSX**	**HSDT: OTCQB**
Price (March 23/18)	CDN$13.17 / US$10.10	**Insider Ownership**	25%
52 Week H/L	CDN$25.45 / $8.60	**Ave. Daily Volume (1 yr)**	166,156 (HSM) 26,532 (HSDT)
Market Cap	CDN$274 M / US$210 M	**Cash & Equivalents (Dec. 31/17)**	US$5.6 M
Shares Outstanding	20.8 M	**Debt**	Nil

COMPANY HIGHLIGHTS

- ✓ Potential first in class, investigational non-invasive PoNS® technology addressing symptoms of neurological disease or trauma
- ✓ Positive clinical data in large registrational trial for first indication
- ✓ Clear regulatory pathway (de novo to 510k in US), contemporaneous submissions to US, Canada, Australia, Europe and China
- ✓ Multiple large, underserved markets the first of which is Traumatic Brain Injury (TBI) - a $5billion+ indication in the US alone, PoNS would be first and only product indicated for balance disorder related to TBI
- ✓ Well characterized commercialization model through initial workers compensation and disability focus expanding to full commercial coverage
- ✓ Significant barriers to competitor entry with comprehensive IP portfolio
- ✓ Potential to generate revenue in 2018

PoNS® CLINICAL PROGRESS AND OPPORTUNITIES

Indication and Target Patient Population - US*	
Traumatic Brain Injury (5M patients)	Completed Registrational and Long Term Clinical Trials ✓
Multiple Sclerosis (1M patients)	Pilot Studies Completed
Cerebral Palsy (764K patients)	Pilot Studies Completed
Stroke (7M patients; 795K new each year)	Pilot Studies Completed
PTSD (25M patients)	Potential for Future Development
Facial Nerve Palsy (75K patients)	Potential for Future Development
Depression (15.7M patients)	Potential for Future Development
Parkinson's Disease (1M patients; 60K new each year)	Potential for Future Development

Risk Factors Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common stock. These risks are discussed more fully in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017, which we filed with the SEC on March 12, 2018. These risks include the following: risks related to the Company's limited operating history; the Company being dependent on the ability and expertise of its Chief Executive Officer, Chief Medical Officer and a very limited number of employees; the Company having incurred losses since its inception and its anticipation that it will continue to incur substantial net losses for the foreseeable future and may never achieve or sustain profitability; risks relating to the Company requiring additional financing to carry out its plan of operations; the Company's independent registered public accounting firm having included an explanatory paragraph relating to the Company's ability to continue as a going concern in its report on the Company's audited financial statements for the year ended December 31, 2017; the Company's failure to maintain effective internal controls over financial reporting; risks related to the Company raising additional capital by issuing securities or through debt financing or licensing arrangements that may cause dilution to existing shareholders, restrict its operations or require the Company to relinquish proprietary rights; risks concerning the Company only having one product candidate, which is still in development, and the Company not having obtained clearance from the United States Food and Drug Administration (the "FDA"), CE Mark, TGA (Australia) or Health Canada with respect thereto; the Company's dependence on outside scientists and third-party research institutions for its research and development in order to be able to commercialize its product candidates; the risk that if the Company fails to obtain FDA clearance for commercialization of or otherwise fails to ensure that the PoNS™ device is available for purchase by the U.S. Government by December 31, 2021, the Company will be subject to significant risk of loss of data and proprietary rights and a US$2,000,000 contract by December 31, 2018 penalty payable to A&B pursuant to the Strategic Agreement with A&B; the risk that the Strategic Agreement with A&B may be terminated; risks related to the limited market awareness of the Company and its product; risks related to the neuromodulation market being new and growing but undefined; the Company's PoNS™ technology being a new "untested" form of neurostimulation therapy and the medical community tending to be very conservative in adopting new therapies; risks related to the Company needing to expand its products beyond its single product by commercializing new product candidates, and the Company not being able to do so in a timely fashion and at expected costs, or at all; and development by others of new or improved devices or products that may result in the Company's present and future products from becoming obsolete.

642 Newtown Yardley Road, Suite 100, Newtown PA 18940   1 877-564-0008   heliusmedical.com

HSM: TSX
HSDT: OTCQB

Helius
MEDICAL TECHNOLOGIES

FACT SHEET
March 26, 2018

Features of the Portable Neuromodulation Stimulator (PoNS®) Treatment Platform

- ✓ Proprietary non-invasive platform for treating symptoms of neurological disease or trauma;
- ✓ Direct impulses delivered to the brain and brainstem via disposable mouthpiece placed on the tongue (razor blade), powered by pulse generator;
- ✓ In addition to positive registrational trial results in TBI, positive pilot studies support balance and gait disturbance correction, across a range of neurological conditions, including, Multiple Sclerosis (MS) and Stroke and;
- ✓ Protected by over 50 US and international patents including proprietary medical methods as well as design and utility of therapeutic delivery mechanisms.

MILESTONES AND CATALYSTS

Q2 2018	Contemporaneous submissions to the FDA, Health Canada, TGA in Australia, CE Mark in Europe
Q3 2018	Clinical Experience Programs begins to potentially drive commercial infrastructure and reimbursement
H2 2018	Clearance of PoNS device in US, Canada, Australia, Europe
2018	Potential to generate revenue in 2018

HEALTHCARE TRANSACTION – COMMERCIALIZATION PLATFORM

Healthcare Transaction model

1 Workers Comp (WC)/Third Party Administrators (TPA) contract with Helius for 14 Week Treatment Unit

2 WC/TPA case managers identify mTBI patients and refers patient and caregivers for presentation of new therapy

Patient Agrees to treatment - Functional capacity evaluation (FCE) performed to establish baseline

3 Helius contracts with PoNS® certified Center of Excellence (COE) - Helius provides PoNS device and training and certification to provide treatment

PT Center provides treatment

4 COE provides progress reports to the HCP and bills Helius for services

Post FCE performed to determine return to work

5 WC determines if patient can return to work, needs additional treatment or has reached maximum medical improvement

LEADERSHIP TEAM PROFILE



Philippe Deschamps
President and CEO; Chairman and Director
- 30+ years in the health sciences industry
- Healthcare Commercialization expertise
- Former CEO at MediMedia Health Marketing
- Former President and CEO at GSW Worldwide (Division of inVentiv Health)
- Former Director of Neuroscience Marketing at Bristol-Myers Squibb



Joyce LaViscount
CFO and COO
- 29 years in the health sciences industry
- Accomplished pharmaceutical/healthcare public company CAO
- Former Executive Director/group controller at Aptalis Pharmaceuticals
- Former Chief Operating Officer and CFO at MM Pharmaceutical Solutions



Jonathan Sackier
Chief Medical Officer
- 30+ years in the health sciences industry
- Trained surgeon and pioneer of new medical technologies
- Has helped build several companies including medical technology, research and product-design and medical contract sales organizations